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Superclick, Inc.

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Definitive Additional Materials dated January 10, 2011

Leading Independent Proxy Advisory Firms ISS & Glass Lewis Recommends Superclick, Inc.
Stockholders Vote "FOR" Merger with Subsidiary of AT&T

Superclick Urges All Stockholders to Vote "FOR" the Proposed Merger Today

MONTREAL—(Marketwire – January 10, 2011) – Superclick, Inc. (OTC BB:SPCK.OB), a technology leader in IP infrastructure management and converged network design solutions, today announced that ISS & Glass Lewis, the two leading independent proxy advisory services, recommend that Superclick, Inc. stockholders vote "FOR" each of the proposals at the special meeting of stockholders, scheduled for January 18, 2012 , including the company's proposed merger with AT&T Corp. and SC Acquisition Co., a wholly owned subsidiary of AT&T. The recommendations of ISS & Glass Lewis are relied upon by hundreds of major institutional investment firms, mutual funds and other fiduciaries throughout the world.

In their support of the proposed merger, ISS concluded, “Based on a review of the transaction above, including the sale process, which included a market check in which approximately 50 parties were contacted, the 11.67 percent premium to the unaffected price, and the all-cash form of the merger consideration, which provides certainty of value, a vote FOR this proposal is warranted.”

Under terms of the definitive proxy statement, AT&T will acquire all outstanding shares of Superclick, Inc. common stock for $0.268 per share in cash.  Based on closing prices on Sept. 23, 2011, the last full day of trading prior to announcement of the merger agreement, the merger consideration of $0.268 per share represented a premium of 11.7% over Superclick’s closing price of $0.24.  In addition, the offer price represents a premium of 41.3% for the one-year period, a premium of 89.2% for the three-year period, and a premium of 91.3% for the five-year period ending on Sept. 23, 2011.

A special meeting of Superclick, Inc. stockholders to consider and vote upon the proposed transaction will be held at the Hyatt Regency Montreal, located at 1255 Jeanne-Mance, Montreal, Quebec H5B 1E5 on Wednesday, January 18, 2012 at 10:00 a.m. local time.   Superclick, Inc. stockholders of record as of the close of business on November 25, 2011, are entitled to vote at the special meeting.

Superclick, Inc. stockholders are encouraged to read the company's definitive proxy materials in their entirety as they provide, among other things, a detailed discussion of the process that led to the proposed merger and the reasons behind the board of directors' unanimous recommendation that stockholders vote "FOR" the approval and adoption of the merger agreement and the merger.

Superclick stockholders who have questions about the merger, need assistance in submitting their proxy or voting their shares should contact the company's proxy solicitor, Morrow & Co, LLC, 470 West Avenue - 3rd Floor, Stamford, CT 06902, at (800)607-0088 or (203) 658-9400.

About Superclick

Superclick, Inc. (OTC BB:SPCK.OB - News), through its wholly owned, Montreal-based subsidiary Superclick Networks, Inc., develops, manufactures, markets and supports the Superclick Internet Management System (SIMS(tm)), Monitoring and Management Application (MAMA(tm)) and Media Distribution System (MDS(tm)) in worldwide hospitality, conference center and event, multi-tenant unit (MTU) and university markets. Superclick Networks Inc. serves leading hospitality brands including Accor, Fairmont & Raffles Hotels, Four Seasons Hotels, Intercontinental Hotels Group, Jumeirah, Kimpton Hotels, Mandarin Oriental Hotels, Marriott Hotels International, Shangri-La Hotels and Starwood in Canada, North America, the Middle East and Asia. Superclick Networks is also partnering with IBM Global Services in the development of products and services designed to address strategic opportunities in key growth markets on a worldwide basis.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact, including statements regarding the proposed transaction, the expected timetable for completing the transaction, and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, constitute ``forward-looking statements'' within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, the parties’ ability to consummate the transaction, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements with the terms ``believes,'' ``belief,'' ``expects,'' ``intends,'' ``anticipates,'' ``will'' or ``plans'' to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission. Factors that could cause actual results to differ materially from the forward-looking statements contained herein include, but are not limited to: any operational or cultural difficulties associated with the integration of the businesses of the Company and Parent; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; unexpected costs, charges or expenses resulting from the proposed transaction; litigation or adverse judgments relating to the proposed transaction; risks relating to the consummation of the contemplated transaction, including the risk that the required stockholder approval might not be obtained in a timely manner or at all or that other closing conditions will not be satisfied; the failure to realize synergies and cost savings from the transaction or delay in realization thereof; any difficulties associated with requests or directions from governmental authorities resulting from their reviews of the transaction; and any changes in general economic and/or industry-specific conditions. Superclick assumes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments otherwise.

Additional Information and Where to Find It

Superclick intends to file with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and a definitive proxy statement and other relevant materials in connection with the merger described in the press release referenced above. The definitive proxy statement will be sent or given to the stockholders of Superclick. Before making any voting or investment decision with respect to the merger, stockholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the merger. The proxy statement and other relevant materials (when they become available), and any other documents filed by Superclick with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or at Superclick’s website at http://superclick.com.

For more information, contact:

Todd M. Pitcher
Superclick, Inc.
760 798-4938